UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2007

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 1, 2007, Avanex Corporation (“Avanex”) announced that it had entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Global Research Company, a société à responsibilité limitée incorporated under the laws of France (“GRC”), and Mr. Didier Sauvage, an individual and former employee of Avanex (together with GRC, the “Purchasers”), pursuant to which Avanex would transfer ninety percent (90%) of the share capital and voting rights of its wholly owned subsidiary, Avanex France (“Avanex France”), a société anonyme incorporated under the laws of France, which owned Avanex’s semiconductor fabs and associated product lines located in Nozay, France, to the Purchasers for the nominal amount of €1.00 (the “Transaction”). The Transaction closed on April 16, 2007 (the “Closing”). The Purchasers have indicated that they intend to change the name of Avanex France to “3S Photonics” following the Closing. A copy of the Share Purchase Agreement is attached as Exhibit 2.1 to Avanex’s Current Report on Form 8-K filed on March 2, 2007 and is incorporated herein by reference.

The Transaction involved the divestiture of Avanex’s laser, terrestrial and submarine pumps and Fiber Bragg Grating (FBG) product lines. Avanex will continue to operate its optical interfaces (OIF) business and optical fiber amplifiers and raman amplifiers (OAX) business, which have been transferred to a new wholly owned subsidiary of Avanex in France prior to the Closing.

Following the Closing, Avanex will be obligated to pay up to approximately $18.0 million of cash to 3S Photonics for the funding of operating expenses and certain liabilities being assumed by 3S Photonics in the Transaction. This estimate is slightly greater than previously disclosed because of changes in exchange rates. In addition, based on certain costs incurred to date and future estimated costs, Avanex will incur costs of approximately $1.2 million of cash for legal, accounting and other fees as a result of the Transaction.

This Current Report on Form 8-K attaches hereto as Exhibit 99.1 and incorporates by reference herein the unaudited pro forma condensed consolidated financial information of Avanex as of and for the six months ended December 31, 2006, and for the year ended June 30, 2006.

Item 8.01.	Other Information.

On April 19, 2007, Avanex issued a press release that announced that the Transaction had closed. Such press release is furnished hereto as Exhibit 99.2 and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The information required by this Item 9.01(b) is included in Exhibit 99.1 and is incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement, dated February 28, 2007 (incorporated herein by reference to Exhibit 2.1 of Avanex’s Current Report on Form 8-K, filed on March 2, 2007)

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Avanex Corporation as of and for the six months ended December 31, 2006, and for the year ended June 30, 2006

99.2	Press release, dated April 19, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARLA SANCHEZ
Marla Sanchez Senior Vice President and Chief Financial Officer

Date: April 20, 2007

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement, dated February 28, 2007 (incorporated herein by reference to Exhibit 2.1 of Avanex’s Current Report on Form 8-K, filed on March 2, 2007)

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Avanex Corporation as of and for the six months ended December 31, 2006, and for the year ended June 30, 2006

99.2	Press release, dated April 19, 2007

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